EXHIBIT 10.18

Prepaid Card Program Agreement

This PREPAID CARD PROGRAM AGREEMENT (the “Agreement”) dated this 29 day of August, 2011 (“Effective Date”) is by and between FICENTIVE, INC. (“Company”), a Nevada Corporation, whose principal office is located at 12500 San Pedro, Suite 120, San Antonio, TX 78216 and UNIVERSITY NATIONAL BANK, a federally-chartered bank having its principal offices at 200 University Avenue West, St. Paul, Minnesota 55103 (“Bank”). Company and Bank are collectively referred to the “Parties” and are individually referred to as a “Party.”

RECITALS

(a) Bank is a member of Visa, MasterCard, Discover and various other card associations and electronic payment networks, and, among other things, issues prepaid cards and establishes settlement accounts for the settlement of card transactions;

(b) Company is a program manager in connection with prepaid card programs and a marketer of prepaid cards through various outlets as set forth herein, and desires to market and distribute Cards issued by Bank;

(c) Company has entered into an Agreement For Services dated February 21, 2011, with TransCard, L.L.C. (“TransCard”) for the electronic transaction processing of prepaid cards established pursuant to this Agreement (the “Agreement For Services”); and

(d) Bank and TransCard have entered into a Prepaid Card Sponsorship and Processing Agreement dated September 15, 2009 (the “Sponsorship Agreement”) and a Supplement to Prepaid Card Sponsorship and Processing Agreement dated __________ ___, 2011; and

(e) Bank and Company desire to collaborate in developing, marketing and distributing Cards issued by Bank under the Card Programs contemplated herein;

(f) Bank desires to (i) retain Company to provide certain marketing and program management services; (ii) have Company market Bank’s Programs in accordance with this Agreement; and (iii) grant to Company sponsorship into the Network (as defined below) and the privileges that relate to said sponsorship for the purposes of marketing Bank-issued prepaid Card to Company’s customers;

(g) Company desires to (i) provide its marketing services to Bank; (ii) serve as the Bank’s limited agent solely for the purposes of marketing Bank’s Programs to Company’s customers in accordance herewith; (iii) remit to Bank such Load Amounts as Company receives from any third party retailers and sellers; and (iv) enter into an agreement with TransCard to provide for all necessary Processing Services provided in connection with the Programs.

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Parties hereto, intending to be legally bound, agree as follows:

UNB / FiCentive Prepaid Card Program Agreement
Rev. August 2011
© 2010 University National Bank, St. Paul, Minnesota
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1.	CERTAIN DEFINITIONS.

Except as otherwise specifically indicated, the following terms shall have the following meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) “Activity Account” means the account maintained by Bank used for Settlement of all Transactions initiated by use of a Card by or on behalf of a Cardholder.

(b) “Applicable Law” means any applicable international, federal, state, or local law or regulation or rule promulgated by any Regulatory Authority, any order issued by a court having jurisdiction over a Party, or any applicable rule or requirement of any Network related to the issuance, sale, authorization or usage of the Cards or services to be provided under this Agreement.

(c) “Card” means a pre-paid card that is issued by Bank utilizing a unique card number and sold by Company to a Cardholder pursuant to this Agreement and used for the purchase of goods and services by accessing the available balance in a Cardholder Account through a Network. Card may include prepaid cards of any type acceptable by a Network as further described in any Card Program Addendum.

(d) “Cardholder” means (i) a person to whom a Card is issued, or (ii) a person who activates or otherwise uses a Card to originate a Transaction.

(e) “Cardholder Account” means the prepaid account which is associated with a Card, and includes the record of debits and credits with respect to Transactions originated by a Cardholder.

(f) “Card Account Income” means all revenue received from a Cardholder including but not limited to interest income, interchange income, quarterly and yearly ATM income from Networks, foreign exchange fee income, Transaction fees, balance inquiry fees, and other fees as specified in the Cardholder Agreement from time to time.

(g) “Cardholder Agreement” means the agreement between Bank and a Cardholder governing the terms and use of a Card.

(h) “Card Pack” means a retail packet that includes an un-activated Card or a direct mail packet that includes a Card together with the Cardholder Agreement and that is produced by or on behalf of Company for display and use with respect to a Card Program.

(i) “Float” means the average daily balance of funds in the Activity Account for a given month multiplied by the Federal Funds rate as reported on the last business day of the month.

(j) “Funding Account” means those accounts maintained at Bank which are used to hold the funds that have not yet been attributed to the Activity Account for purposes of the daily Settlement of Card Transactions as further described and depicted in the Program Addendum.

(k) “Graphic Standards” means all standards, policies, and other requirements adopted by a Network or Bank from time to time with respect to use of its Marks.

(l) “Interchange” or “Interchange Fee” means the fee paid to the issuer of a Card by an acquiring financial institution for a Transaction, as established by a Network.

(m) “Load” means the loading of funds or value to a Card at the time such Card is activated, or subsequent thereto.

(n) “Load Amount” means the amount a Cardholder Loads onto a Card.

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Rev. August 2011 © 2010 University National Bank, St. Paul, MN

(o) “Load Failure” means the inability of any Load to be effectively credited to the Activity Account, for any reason, including but not limited to a Load reject or ACH reject, but excluding a Load failure due to the action or inaction of Bank or the Network.

(p) “Mark” means the service marks and trademarks of a Network, Bank and Company, including but not limited to, the names and other distinctive marks or logos, which identify a Network and Bank.

(q) “Membership” means the membership in a Network and licensing rights thereto obtained by Bank.

(r) “Network” means MasterCard, VISA, Cirrus, Plus, and/or any other network over which Transactions and Settlements are processed.

(s) “Processing Services” means those services, which are necessary to issue a Card and process a Transaction in accordance with the Rules of any Network and Regulatory Authority. Such services shall include but not be limited to: set-up and maintenance of the Cardholder Account, Transaction authorization, processing, clearing and Settlement, Network access, Cardholder dispute resolution, Network compliance, regulatory compliance, security and fraud control, customer service, and activity reporting, all as further set forth in this Agreement.

(t) “Processor” means a third party provider of payment processing or recordkeeping services relied upon by Company and Bank in connection with any Programs contemplated by this Agreement.

(u) “Program” means the marketing, evaluation, processing, administration, supervision, servicing, and maintenance of the Cards and Cardholder Accounts established under this Agreement.

(v) “Program Addendum” means an addendum to this Agreement, executed by Bank and Company, in which Bank authorizes the implementation of a Program and which sets forth the general features of the Program, specific additional responsibilities or obligations of each Party, funding flow, and terms and conditions of a specific Program marketing effort.

(w) “Program Revenues” means all Card Account Income derived from quarterly and yearly ATM income from Networks, foreign exchange fee income and Interchange Fee revenues generated by or accruing under a Program.

(x) “Regulation E” means (i) the regulations, all amendments thereto and official interpretations thereof (12 C.F.R. Part 205) issued by the Board of Governors of the Federal Reserve Network implementing Title IX (Electronic Fund Transfer Act) of the Consumer Credit Protection Act as amended (15 U.S.C. 1693 et. seq.), and (ii) the Electronic Fund Transfer Act and any amendments thereto.

(y) “Regulatory Authority” means, as the context requires, any Network; the Office of the Comptroller of the Currency; the Federal Deposit Insurance Corporation; the Federal Reserve Board; the Federal Trade Commission, and any other Federal or state regulator or agency having jurisdiction over Bank or Company.

(z) “Rules” means the by-laws and operating rules of any Network, the published regulations of any Regulatory Authority, any Federal or State statutes, and the published policies and procedures of Bank, as promulgated by Bank’s Board of Directors in good faith to ensure the continued safety and soundness of Bank.

(aa) “Settlement” means the movement of funds between Bank and Network members in accordance with the Rules.

(bb) “Solicitation Material” means the advertisements, brochures, applications, marketing materials, telemarketing scripts and any other materials relating to a Program, including point of purchase displays, television advertisements, radio advertisements, electronic web pages, electronic web links, and any other type of advertisement, marketing material, or interactive media related to the Program or any other materials sent to, or viewed by, a Cardholder or prospective Cardholder from time to time.

(cc) “Transaction” means a Card transaction that is processed through the Network and its members or through Processor, Bank and Company, including deposits, purchases, cash withdrawals, disputes and refunds.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

2.	GENERAL DESCRIPTION OF PROGRAM

2.1 Purpose. The purpose of any Program initiated pursuant to this Agreement is to offer Cards, issued by Bank and marketed by Company, as an alternative to traditional payment mechanisms. Cards may be used by Cardholders to pay for purchases, obtain cash advances or other uses as allowed by law all as further set forth in the applicable Program Addendum.

2.2 Cardholder Approval. Prior to Card activation, and as may be required by Applicable Law, Cardholders shall be approved and qualified for purposes of receiving a Card, which may include, but is not limited to the collection of Cardholder and Cardholder identity verification. Bank reserves the right to deny Cardholder approval in accordance with Applicable Law or Rule, and Company agrees to cooperate with Bank in the Cardholder approval or denial process.

2.3 Cardholder Solicitation and Distribution. Company will market to prospective Cardholders and distribute Cards in accordance with the terms of this Agreement and the Rules, and subject to the terms and conditions of any Program Addendum. Cards may be distributed in custom packaging, which shall include such additional materials as the Parties may determine including, but not limited to, a Cardholder Agreement describing the Program and Card use.

2.4 Card Activation. Cards for approved Cardholders may be activated by a Cardholder by calling an Interactive Voice Response Unit, accessing an approved Internet application, or by customer service representative, or as otherwise described in the applicable Program Addendum.

2.5 Establishment of Activity Account. Bank shall set up and maintain a Bank owned and Bank controlled Activity Account, or such other accounts as it may deem appropriate under the applicable Program Addendum, for purposes of applying Cardholder value Loads and the payment of Settlement Transactions to the Network.

2.6 Card Value Loads and Delivery of Cardholder Payments. All mechanisms for Card Loading will be as set forth in this Agreement or the applicable Program Addendum. No Loading mechanism may be utilized unless approved by Bank in writing. All payments collected from Cardholders shall be collected by Bank. To the extent Company receives such sums, Company or Company’s agent shall forward the same to Bank immediately via wire, ACH transfer or as otherwise specified in the applicable Program Addendum.

2.7 Program Modification. In the event that Bank and/or Company determines that Applicable Law requires a modification to any Card Program contemplated by this Agreement, including, without limitation, a determination that Applicable Laws have been modified or passed in a jurisdiction that prohibit or place restrictions on the sale or distribution of Cards in the manner agreed, then the determining Party shall provide the other Party with written notice of such determination, and each Party shall cause itself and its agents, vendors, and/or third party service providers to take reasonable steps to avoid violating such Applicable Law, which the Parties acknowledge and agree may require suspending or terminating sales of the Cards in certain jurisdictions, and the actual out-of-pocket costs of taking such reasonable steps shall be borne solely by Company.

2.8 Program Preservation. Unless otherwise prohibited by Applicable Law or Rule, in the event of any Program modifications contemplated by Section 2.7 or otherwise, the Parties agree to use commercially reasonable efforts to exhaust any inventory of current Cards, Cardholder Agreements, and Solicitation Materials as applicable.

2.9 Holder of Funds. Unless otherwise agreed or operationally determined between the Parties, Bank shall be the holder of funds for purposes of any state unclaimed property laws.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

3.	DUTIES OF COMPANY

3.1 Marketing. Company shall, from time to time, promote and market Cards to prospective customers, subject to Applicable Law, all Rules, and in accordance with this Agreement and any Program Addendum.

(a) Except as may be agreed by the Parties from time to time during the term of this Agreement, Company shall be responsible for its own costs and expenses associated with the marketing of any Card or Program under this Agreement and shall further be responsible to ensure that all Solicitation Material, Cardholder Agreements, marketing methods, marketing-related activities in any jurisdiction in which Company operates, and Card Loading processes and procedures are in compliance with Applicable law.

(b) Bank shall use its best efforts to assure Company obtains all required Network approvals in timely manner, as Bank or such Network may require. Company shall be responsible for costs related to such approval, including, but not limited to, any costs relating to any Independent Sales Organization (“ISO”) involved in the Program. It is expressly understood that approval by any Network is a condition precedent to the commencement of any Card Program and the execution of a Program Addendum.

(c) Bank grants to Company a nonexclusive, royalty free, nontransferable right and license to use certain Marks (owned by Bank or its licensors). The use of the Marks by Company without the prior written consent of the Bank is prohibited.

(d) Company will submit all proposed Solicitation Material and any proposed Cardholder Agreements relating to a Card or Program to the Bank for review and written approval prior to its release or use in the marketplace. Bank shall not intentionally delay or unreasonably withhold its review and approval of proposed Solicitation Material and Cardholder Agreement. It is expressly understood that Bank’s review and approval shall be for Bank’s independent purposes, but such approval shall not constitute a certification to Company or operate to relieve Company of its independent and exclusive obligation to ensure that such materials comply with Applicable Law.

3.2 Program Development and Implementation. Company will develop Card marketing efforts for the marketing and distribution of Cards in various markets, subject to terms and conditions as set forth in a Program Addendum (substantially in the form of Exhibit A) and any related attachments, and such other documents as Bank may reasonably require in connection with any Program. Bank reserves the right, in its sole discretion, to refuse approval of any Card marketing proposal that, in its opinion presents excessive financial or reputational risk, is deemed by Bank to be non-viable or not in keeping with any Rule, or may deemed to be in violation of Applicable Law.

3.3 Cards and Cardholder Agreements.

(a) Company shall be responsible for the manufacturing and printing of all Cards and the applicable Cardholder Agreement as approved by Bank from time to time. All such Cards and Cardholder Agreements shall identify Bank (or its designee) as the issuer and shall include such other names and Marks as may be required to conform to Graphic Standards, Regulatory Authority and Rules. Any design for a co-branded Card and Cardholder Agreement shall be subject to Bank’s prior approval, which shall not be unreasonably withheld or delayed.

(b) In the event that the Card and/or Cardholder Agreement do not comply with any Applicable Law at any time after delivery thereof to a Cardholder, Company shall use commercially reasonable efforts to deliver to such Cardholder an amended Cardholder Agreement that complies with Applicable Law.

(c) Bank shall have the right, in its sole discretion, from time to time upon sixty (60) days’ prior written notice to Company (or such shorter notice period as Company may agree, or with no advance notice in the event of a change that is required in order to comply with Applicable Law), to change, alter or amend the Card or Cardholder Agreement, all in accordance with Applicable Law and the provisions of Section 2.8.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

(d) Distribution of Cards. Company shall be responsible for the distribution of Cards (or Retail Card Pack), as further described in any Program Addendum. Company shall ensure that any and all Cards are handled, shipped and distributed in accordance with any and all Rules, including the Network Rules provided to Company upon execution of this Agreement, and as the same may be amended and provided to Company annually thereafter in association with Company’s ISO registration renewal. In accordance with the Rules, Company agrees that it shall implement inventory management controls for any and all Cards that are maintained in its possession and cause, through contractual agreement, any third party in possession of such Cards to implement inventory management controls which comply with the Rules as may be communicated by Bank to Company from time to time. Company agrees that it will provide Bank with online access to all Card inventory information maintained on Company’s system. Company shall further send inventory reports to the Bank upon request. Monthly inventory reports shall include at a minimum, the following data:  prior month’s beginning on hand inventory, new inventory received, month’s usage (new issues and reissues), miscellaneous usage (damaged, physical adjustments, etc.), and prior month’s ending inventory.

3.4 Termination of Cards. Company acknowledges that Cards are the property of Bank, and shall be subject to cancellation at any time by Bank, in accordance with this Agreement, the Cardholder Agreement or as required by Applicable Law, or, on a case-by-case basis, where the Bank believes a Cardholder is using the Card for fraudulent or illegal purposes. Upon receipt of such notice from Bank or upon Termination of this Agreement for any reason, Company shall, at its sole expense (i) immediately return such cancelled Cards in its possession or under its control to Bank or destroy cards per Rules, and (ii) notify any other party or agent of Company, including any third party service providers to return all such cancelled Cards in their possession to Bank or destroy cards per Rules, or (iii) provide written certification of destruction of any unused Cards, under dual control, by a third party approved by the Bank all in keeping with the Rules as set forth by the applicable Network as it pertains to the shipping and destruction of Cards.

3.5 Distribution of Cardholder Agreements. Company shall be responsible for the distribution of Cardholder Agreements (or Retail Card Pack), as further described in any Program Addendum. In the event that Bank, in its sole discretion, determines that the Cardholder Agreement does not comply with any Applicable Law, Company shall immediately cease delivery of such Cardholder Agreements as directed by Bank. The Parties shall reasonably cooperate with one another to promptly include any amended Cardholder Agreements in the Retail Card Packs or replace such Retail Card Packs with Retail Card Packs that include such amended Cardholder Agreement. All costs and expenses associated herewith shall be borne solely by Company.

3.6 Customer Service. Company shall be responsible for such customer service standards as may be set forth in the applicable Program Addendum. Company may not engage a third party service provider in connection with the performance of customer service activities without Bank’s prior approval. Company specifically acknowledges and agrees that the customer service provided to Cardholders in connection with the Program, whether provided by Company or through a third party processor or servicer, shall be subject to a service level agreement requiring the performance of the servicing in accordance with those specific standards as set forth in the Program Addendum and such other commercially reasonable industry standards and shall provide for appropriate monitoring, monthly reporting, and penalties for performance outside of parameters specified by Bank. Company agrees that in the event it or any third party processor or servicer receives any oral or written notice of “error” as defined by 12 CFR 205.11(a) of Regulation E, Company will respond to such errors in accordance with the terms of the Cardholder Agreement, or Regulation E, as applicable. Company shall retain all error-related information and shall provide the same to Bank as it may reasonably request from time to time. To the extent Bank responds to any such errors, Company shall use reasonable efforts to cooperate with Bank in the reasonable resolution of any customer or Cardholder-reported error, all in accordance with Applicable Law.

3.7 Establishment of Funding Account. As Bank may direct, Company shall set up and maintain a Funding Account at Bank for purposes of receiving funds from Card issuance and Cardholder Load Transactions from sales attributable to Company marketing performed directly or through any agent of Company. Company shall ensure at all times adequate funds are available for Load Transactions.

3.8 Payment Load Mechanisms and Locations. Any Load mechanism or location with respect to any Card Program shall be as set forth in the Program Addendum or as may otherwise be approved by Bank in writing. No Load mechanisms, including Load locations, Networks or other features may be used in connection with any Program unless pre-approved by Bank. Other than to the extent of Bank’s approval of the same, Company shall be responsible for ensuring that any Load mechanism or Load location, including the involvement of third parties in connection with the same are in compliance with Applicable Law.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

3.9 Liability for Load Problems. With the exception of Loads to the Cards to be transferred by TransCard, Company shall be responsible for all Load Failures, without regard to causation except those caused by the Bank or the Networks. Initially, Company shall be responsible for all Loads save and except MasterCard re-Power Loads and direct deposit Loads conveyed by TransCard. In the event of a Load Failure in connection with any Card Program, not caused by the Bank, Network, or TransCard error, Company shall, within one (1) business day after receiving notice of such Load Failure, fully fund any shortfall in the Funding Account. To the extent not covered by any reserve account, a monetary assessment of 2% times the amount of the Load Failure shall be assessed each calendar day that any Load Failure is outstanding after the date of funding.

3.10 Reserve Account Requirement. Bank may, subject to the conditions stated in this Section 3.11, require Company to establish a Reserve Account (“Reserve Account”) for purposes of mitigating and managing any identified financial or operational risks to Bank under this Agreement. Bank may require Company to establish a Reserve Account (i) in the event of a Load failure; (ii) in the event of Company’s failure to pay any of its monetary obligations to Bank under this Agreement; or (iii) in response to Bank’s reasonable determination that Company’s financial position is deemed materially adverse to the Bank . The required balance in such Reserve Account shall be as Bank may in its discretion reasonably require, but shall in no event be greater than the average of the seven (7) largest days of Card Loads from the same month of the prior year, plus ten percent (10%) multiplied by five (5).

3.11 Transfer of Load Amounts and Payments. For all Programs Company shall be responsible for the collection and transfer of Load Amounts to the Bank, all as further described herein and in the applicable Program Addendum. It is expressly understood that any Load Amounts coming into the possession of Company or any agent or service provider of Company shall be deemed to be held in trust for the Bank (i.e. statutory trust) and for the benefit of the applicable Cardholder, and no part of such Load Amounts shall be deemed the property of, or an asset of, Company at any time.

3.12 Processing Services; TransCard Agreement for Services. Company shall retain the services of a Processor to perform Processing Services in connection with the Program. The Processor shall be subject to Bank’s prior review and approval. Unless otherwise agreed, Company shall initially retain the services of TransCard under the Agreement For Services for purposes of processing Cardholder Transactions. The Agreement For Services shall specifically provide that Bank shall be entitled to rely upon and enforce as a third party beneficiary the provisions of the Agreement For Services related to Processing Services and general servicing of the Cardholder Accounts. Unless otherwise agreed, the Agreement For Services shall include or make provision for Cardholder identification, and additional compliance with anti-money laundering laws and other applicable laws, including confidentiality and data privacy; providing Cardholder service support; authorizing Cardholder transactions and adjusting Cardholder Account balances per transaction; and providing reporting of Cardholder Account activity and risk management. Such Agreement For Services shall entitle Bank to all those reports provided by Processor to Company as well as any additional reports that the Bank may reasonably request from time to time. To the extent TransCard will be providing customer service, the Agreement For Services shall include a service level agreement requiring that the servicing be provided in a professional manner in accordance with industry standards and, further, providing for appropriate monitoring, monthly reporting, and penalties for performance outside of parameters specified by Bank and as further set forth in any program addendum. In no event may Company materially alter, change, amend, or otherwise terminate the Agreement For Services with TransCard without prior written consent of Bank.

3.13 Cardholder Fraud and Fraud Recovery. Company agrees that it shall be responsible for and liable to Bank for all expenses associated with and any losses from over limit processing, negative Cardholder Account balances, Cardholder or value Load fraud, under floor limit processing, or Bank’s efforts at fraud or unauthorized Transaction recovery under Applicable Law. Company shall cooperate fully with Bank in its efforts, and engage in any commercially reasonable efforts to locate, and prosecute the perpetrator of any such unauthorized activity or fraud.

3.14 Establishment of Negative Balance Reserve Account. For purposes of retaining adequate reserves to off-set any outstanding balances and fraud losses as described in Section 3.14, Bank shall set up and maintain for each Program, as applicable, a Bank-owned and Bank-controlled reserve account known as the “Negative Balance Reserve Account” in an amount commensurate with any actual negative balances as of the last day of the previous calendar month. At the end of each calendar month, Card Account Income will be disbursed net of any outstanding negative balance accounts. Any negative balance reserves maintained by Bank will be net of unposted chargeback funds on deposit in the applicable Program accounts.

3.15 Cardholder Refunds. Company shall be responsible for any refunds paid to Cardholder (beyond any actual remaining balances in the Cardholder Account from Loads transferred to Bank) necessitated by any Cardholder complaint or otherwise, unless said refunds are necessitated in whole or in part Bank, including but not limited to, any fees charged by the retailer or marketer in connection with the sale of the Cards as well as all Card Account Income.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

3.16 Bank Secrecy Act Compliance. Upon execution of this Agreement, or at any time during its performance, Bank may require that Company cooperate with Bank in the implementation of Bank’s anti-money laundering (AML) and anti-terrorism financing (ATF) compliance program in accordance with Applicable Law, including the implementation of such commercially reasonable policies and procedures as Bank may require. Upon Bank’s direction and as may be required by Applicable Law, Company shall implement measures to allow Bank to verify the identity of all Cardholders and prospective Cardholders consistent with the Rules, including the development of an appropriate customer identification program as approved by Bank. Upon Bank’s written consent, the duties specified in this section may be provided by TransCard on Company’s behalf.

3.17 Program and Compliance Training. Company shall permit Bank to train, or shall otherwise be responsible to provide such Program training to those employees of Company who are involved in the marketing, promotion, or implementation of the Card Program, as further set forth in any Program Addendum. Unless otherwise agreed, the costs of such training shall be borne by Company.

3.18 Recordkeeping; Reporting; and Audit Rights.

(a) Unless otherwise agreed, for each applicable Card Program and to the extent such records are maintained or in its possession, Company will keep complete records reflecting (i) the identity of each Cardholder and the steps taken to verify such identity,  if required; (ii) an inventory of each Card sold and/or activated by such Cardholder and all Loads on such Cards, (iii) the remaining value on each Card, and (iv) all charges, Transaction and fees that have been made or charged to each Card or Cardholder, and other information as may be required by Applicable Law or Bank, from time to time (“Required Records”). With respect to each Card, Company shall retain all Required Records for the time period required by Applicable Law, and in any event, for no less than five (5) years after the termination of any Cardholder Agreement or Card Program, whichever is later.

(b) Company shall, within a reasonable time after Bank’s request, and to the extent it has such information under in its possession or under its control (directly or through the Processor or other third party), provide Bank with the following reports with respect to any Card Program:  (i) reports detailing the number and nature of complaints and customer service calls that Company receives in connection with any Card on a monthly basis; (ii) detailed reports of any unusual, unauthorized or suspicious activity or Transactions involving the Cards, on a monthly basis; (iii) the number of new Cards sold or issued, summarized on a weekly basis; (iv) the average account balance per Card, average number of re-Loads per active Card on a monthly basis; and (v) a summary report reflecting the sale, activation, purchase and any withdrawal Transactions initiated by Cards associated with the Program.

(c) Bank reserves the right, at its own expense (except as set forth herein below), to inspect, copy and audit any records of Company directly relating to its performance hereunder. Any such audit will be conducted at mutually agreed upon times, upon reasonable prior written notice (no less than ten (10) business days), and in a manner designed to minimize any disruption of Company’s normal business activities; provided, however, that in agreeing to times for the audit, the Company shall be reasonable in scheduling, and shall not delay any audit for more than twenty (20) business days from the date first proposed by Bank. The Parties agree that the audit rights hereunder will be exercised during normal business hours and no more than once in any three (3) month period.

3.19 Card Marketing Locations.

(a) Cards may be marketed directly by Bank, by Company, or through third party retailers or sellers approved in writing by Bank. Company shall not engage any third party or retail seller for any Card marketing or sales, without prior Bank approval.

(b) Company shall maintain a complete and accurate list of all Bank-approved locations wherein the Cards will be marketed under this Agreement. Upon Bank’s request, Company shall provide a list of all Card marketing locations to Bank. Company shall further maintain full and complete files including all Company’s due diligence activities and contracts with any third parties in connection with the marketing of the Cards and shall disclose such due diligence information and unredacted copies of any contracts relating to the same to Bank upon Bank’s request.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY

4.1 Representations and Warranties. Company represents and warrants to Bank as follows:

(a) This Agreement is valid, binding and enforceable against Company in accordance with its terms, except as such enforceability may be limited by laws governing creditors’ rights and general principles of equity.

(b) Company is a public corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and is duly qualified and is properly licensed to do business in each jurisdiction in which the nature of Company’s activities makes such authorization or licensure necessary. Neither the execution of this Agreement nor Company’s performance of its obligations hereunder requires any consent, authorization, approval, notice to, license, or other action by or in respect of, any third party or any Regulatory Authority.

(c) Company has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement. The provisions of this Agreement and the performance by Company of its obligations under this Agreement are not in conflict with Company’s documents of formation or operation, or any other agreement, contract, lease or obligation to which Company is a party or by which it is bound.

(d)  Company has not been subject to the following:

(i) Criminal conviction (except minor traffic offenses and other petty offenses) in the United States of America or in any foreign country;

(ii) Federal or state tax lien, or any foreign tax lien;

(iii) Administrative or enforcement proceedings commenced by the Securities and Exchange Commission, any state securities regulatory authority, Federal Trade commission, federal or state bank regulator, or any other state or federal regulatory agency in the United States or in any other country; or

(iv) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of Company.

(e) There is not pending or threatened against Company any litigation or proceeding, judicial, tax or administrative, the outcome of which might materially adversely affect the continuing operations of Company.

(f) Company has delivered to Bank complete and correct copies of the consolidated balance sheets and related statements of income and cash flow of Company’s parent corporation, Payment Data Systems, Inc., and such materials, subject to any limitation stated therein, which have been or which hereafter will be furnished to Bank to induce it to enter into this Agreement, do or will fairly represent the financial condition of the Company. All other information, reports and other papers furnished to Bank will be, at the time the same are furnished, accurate and complete in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. The financial statements are in accordance with the books and records of Parent Company and were prepared in accordance with generally accepted accounting principles (“GAAP”) as in effect in the United States, as consistently applied, and in accordance with all pronouncements of the Financial Accounting Standards Board.

4.2 Surety. Company shall procure and provide to the Bank the executed and continuing Surety Agreement of Payment Data Systems, Inc. unconditionally guarantying to Bank Company’s prompt payment of all sums due, and performance of all obligations owed, under this Agreement. The Surety Agreement shall be in form substantially similar to Exhibit B.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

5.	COVENANTS OF COMPANY

5.1 Covenants. Company covenants and agrees with Bank as follows:

(a) Company is, and will at all times continue to perform its obligations under this Agreement, and is in compliance with all Applicable Laws, the Rules, and any rules, orders and regulations issued by the Regulatory Authorities that relate to the matters and Transactions contemplated by this Agreement. Company will be responsible for all fines and penalties assessed by any Regulatory Authority due to Company’s actions, inactions or omissions. Without limiting the generality of the foregoing and other terms and conditions herein, Company’s obligations under this Agreement, including without limitation, its responsibility for legal compliance, shall in no way be affected, altered and/or waived in the event Bank performs, exercises or fails to exercise, any right, obligation, option, or otherwise, to provide instruction, guidance, or recommendations of any kind, and/or review, any aspect of the Program.

(b) Company will comply with all Network Rules as may be provided by Bank from time to time. Company has received an electronic copy of the applicable Network Rules, as may be amended by the Network.

(c) Company will obtain or will at all times maintain appropriate licenses with respect to any trademarks, copyrights and patents affecting any and all aspects of this Agreement.

(d) Company shall ensure that any Solicitation Material, marketing methods, or other aspects of the Program will not violate any intellectual property rights of any third party.

(e) Company will promptly give written notice to Bank of any material adverse change in the business, properties, assets, operations or condition, financial or otherwise, of Company and any pending, or a threat of litigation involving a sum of $50,000 or more.

(f) As soon as filed with the Securities and Exchange Commission, the Company will provide Bank with the audited balance sheets and related statements of income and cash flow of itself and all notes and schedules thereto as of the end of such period by virtue of posting the reports to www.sec.gov. Company agrees to provide Bank with unaudited balances sheets and related statements of income and related statements of income and cash flow of Parent Company, and all notes and schedules thereto on a more frequent and periodic basis as Bank may require.

(g) Company will timely investigate and resolve all Cardholder reports of “errors” (as defined by 12 CFR 205.11(a) of Regulation E) and will maintain records of the same, including the name and address of the complaining Cardholder, a brief summary of the Cardholder’s complaint, and the date upon which such complaint was received, and a summary of any action taken. Company will further respond to all Cardholder inquiries and complaints, and will promptly resolve the same. All material consumer complaints received by Company, relating to the Card or its use, will be immediately reported to Bank.

(h) Company will not, without Bank’s prior written consent, alter or amend any Solicitation Material, marketing methods, or the terms of any Card Program or Cardholder Agreement.

(i) Company will obtain Bank’s prior written approval before utilizing any third party to market, solicit or service Cardholders or prospective Cardholders in connection with any Program. In connection therewith, and in the event Company seeks to enter into an agreement with any such party prior to Bank’s approval of the same, Company shall include provisions in the agreement with the third party specifically indicating that the third party’s involvement in the program is subject to the Bank’s approval and, in the event Bank declines approval, or rescinds approval after it has previously been granted, that the agreement with the third party will terminate immediately and the third party will no longer be involved in connection with the Program.

(j) At all times, Company’s operations relating to its obligations under this Agreement shall be compliant with the Payment Card Industry Data Security Standards (“PCI-DSS”) as interpreted and applied by Bank in its sole discretion, including the appropriate level within the PCI-DSS covering Company’s operations.

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(k) Company will comply with and perform its obligations under any ancillary agreement or agreements with Bank or any third party provider, including but not limited to any Card Processor, which is now or in the future will be, executed in connection with any Program offered pursuant hereto, including the Agreement for Services.

(l) Company will not, without Bank’s prior written consent, outsource or otherwise subcontract with third parties for the provision of any of its Duties under this Agreement. “Duties” means the obligations Company has agreed to undertake as more fully set forth in this Agreement. Bank shall have the right to conduct Due Diligence on all proposed subcontractors or other third party service providers at its sole discretion prior to granting such written approval. Bank’s review and approval shall not be unreasonably withheld or delayed. However, any such consent of assignment of Duties shall not release Company of its obligations to Bank under this Agreement and Company shall remain fully liable to Bank for any breach of this Agreement caused by an assignee.

(m) Company agrees that any government entity with regulatory or supervisory authority over Bank (collectively the “Auditing Party”), shall have the right to inspect, audit, and examine all of Company’s facilities, records and personnel relating to the Program at any time during normal business hours upon reasonable notice. The Auditing Party shall have the right to make abstracts from Company’s books, accounts, data, reports, papers, and computer records directly pertaining to the subject matter of the Agreement, and Company shall make all such facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party for the purpose of conducting such inspections and audits. Such audit, inspection or examination shall be during regular business hours of Company, on reasonable notice, and conducted in a manner as to not interfere with Company’s normal business operations. Company shall procure similar audit and inspection rights to the facilities and records of any third party retained by Company to provide any services in connection with this Agreement.

(n) Company will cooperate with Bank in implementing commercially reasonable measures designed to meet the objectives of the security and confidentiality guidelines of the federal banking agencies’ Interagency Guidelines Establishing Standards for Safeguarding Consumer Information and the Interagency Guidelines Establishing Information Security Standards, including, but not limited to, the implementation of appropriate policies, procedures, and other measures designed to protect against unauthorized access to or use of customer information maintained by Company that could result in substantial harm or inconvenience to any Cardholder and the proper disposal of Cardholder information. Company shall further cooperate with Bank in implementing a response program in accordance with the Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice which shall require Company to take commercially reasonable actions to address incidents of unauthorized access to Cardholder or other information, including notification to Bank and Cardholders as soon as possible following any such incident. Company shall ensure that any third party service provider having access to customer information relating to Cardholder be obligated to cooperate in the implementation of similar security measures and response programs as may be directed by Bank.

(o) Company shall, while this Agreement is in effect, prepare and maintain disaster recovery, business resumption, and contingency plans appropriate for the nature and scope of the Program, the activities of Company, and the obligations to be performed by Company hereunder. The plans shall be sufficient to enable Company to promptly resume the performance of its obligations hereunder in the event of a natural disaster, destruction of Company’s facilities or operations, utility or communication failures, or similar interruption in the operations of Company or the operations of a third party which in turn materially affect the operations of Company. Company shall make available to Bank copies of all such disaster recovery, business resumption, and contingency plans and shall make available to Bank copies of any changes thereto. Company shall periodically test such disaster recovery, business resumption, and contingency plans as may be appropriate and prudent in light of the nature and scope of the activities and operations of Company and its obligations hereunder and shall promptly provide Bank with the results of any formal tests of such plans.

(p) Company shall reasonably cooperate with Bank in the implementation of Bank’s Identity Theft Prevention Program (“ITPP”) designed to detect, prevent, and mitigate identity theft in connection with the Program. The ITPP shall be designed to comply with the provisions of 12 CFR 334.90-334.91 and 571.90-571.91 as well as the Interagency Guidelines on Identity Theft Detection, Prevention, and Mitigation set forth at Appendix J to 12 CFR Part 334 and Appendix J to 12 CFR Part 571. To the extent Company is independently obligated to maintain an ITPP, Company shall submit its ITPP to Bank for review.

(q) Company shall obtain Bank’s prior written review and approval of any financial product marketed to Cardholders if the new financial product utilizes Bank’s marks or provides a mechanism for Cardholders to load funds to the Cardholder Accounts.

(r) Company shall promptly (but in any event within thirty (30) days after receiving written notice of the same from Bank) respond to and resolve any Program-related deficiencies (to the extent under the oversight or control of Company), as may be communicated by Bank to Company in connection with Bank’s quality assurance reviews, audits, or other compliance monitoring. Company’s response to such Program-related inquires shall be documented in a quality log or other written tracking tool as Bank may reasonably require, and shall include Company’s written summary of corrective action steps taken to resolve the issue, and the prospective steps to be taken to avoid repeated occurrences of the identified issue. Company’s obligations hereunder shall include the resolution of any Processor-related issues as may be identified by Bank.

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6.	DUTIES OF BANK

6.1 Certification and Administrative Fees. Bank shall be responsible for any annual or monthly membership fees relating to Bank Membership with any Network.

6.2 Memberships in Network. Bank shall use its best efforts to obtain and maintain at its sole expense the required license with each applicable Network, and shall timely pay all normal fees, dues, and assessments associated therewith. Any fees, fines, or charges assessed by any Network as a result of the failure of any aspect of the Program to comply with the Rules shall be the responsibility of Company. Bank shall retain its Membership in Network in good standing and shall abide in all material respects by all the rules and regulations applicable to Bank; provided, however, that Bank shall not be obligated to maintain such Membership. If Bank elects to terminate its membership in any Network, or if a Network elects to terminate Bank’s Membership in spite of Bank’s compliance with the applicable Rules, Bank shall give notice to Company as soon after it provides notice to or receives notice from the Network according to the Rules.

6.3 Activity Account. Bank shall open and maintain an Activity Account, for purposes of receiving Cardholder funds and Settlement in connection with a Program. All Load Amounts that have been paid by Cardholders for the Cards, but that have not yet been used by the Cardholder, shall be maintained in the Activity Account in a fiduciary manner in a trust or custodial account associated with the Card Program and the name of such Activity Account shall indicate that the funds are being held for such purpose. With the exception of any gift card, corporate incentive or other anonymous card products, the identities of each of the Cardholders for whose benefit such funds are being held shall be readily identifiable by Bank, either directly or through the Processor.

6.4 Card Issuance. Bank shall establish Cardholder Accounts and issue Cards in accordance with this Agreement, and subject to Applicable Law and Network Rules, with the understanding that the Cards are, and shall at all times remain, the property of Bank. Nothing herein shall be interpreted to require Bank to establish a certain number of Cardholder Accounts and Bank shall have the right to terminate marketing and origination of new Cardholder Accounts at its discretion in the event that Bank reasonably determines that further marketing may violate Applicable Law or jeopardize the safety and soundness of Bank.

6.5 Cardholder Agreements. Bank shall provide a template for a Cardholder Agreement for the Program.

6.6 Notices. Bank shall deliver to Company a copy of all material notices or correspondence that it receives from any Network, or any other third party, relating to this Agreement, within five (5) business days of receipt of such notice or correspondence.

6.7 Changes to Rules Adopted by Bank. Bank may adopt new Rules relating to the published policies and procedures of Bank or change existing Rules relating to the policies and procedures of Bank from time to time by giving sixty (60) days’ prior written notice to Company. If such changes require changes to Solicitation Material, Cardholder Agreement, or other material approved by the Bank, Bank will allow Company to exhaust existing inventory thereof or reimburse Company for the cost and destruction of same as well as the cost of preparing revised material.

7.	REPRESENTATIONS AND WARRANTIES OF BANK

7.1 Representations and Warranties. Bank represents and warrants to Company as follows:

(a) This Agreement is valid, binding and enforceable against Bank in accordance with its terms, except as such enforceability may be limited by laws governing creditors’ rights and general principles of equity.

(b) Bank is a national bank, validly chartered and in good standing under the laws of the United States, and is duly qualified and is properly licensed to do business in each jurisdiction in which the nature of Bank’s activities makes such authorization or licensure necessary. Neither the execution of this Agreement nor Bank’s performance of its obligations hereunder requires any consent, authorization, approval, notice to, license, or other action by or in respect of, or filing with, any third party or any Regulatory Authority.

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(c) Bank has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement. The provisions of this Agreement and the performance by Bank of its obligations under this Agreement are not in conflict with Bank’s charter, bylaws or any other agreement, contract, lease or obligation to which Bank is a Party or by which it is bound. There is not pending or threatened against Bank any litigation or proceedings, judicial, tax or administrative, outcome or which might materially adversely affect the continuing operations of Bank.

(d) Neither Bank nor any principal of Bank has not been subject to the following:

(i) Criminal conviction (except minor traffic offenses and other petty offenses) in the United States of America or in any foreign country;

(ii) Federal or state tax lien, or any foreign tax lien;

(iii) Administrative or enforcement proceedings commenced by the Securities and Exchange Commission, any state securities regulatory authority, Federal Trade commission, federal or state bank regulator, or any other state or federal regulatory agency in the United States or in any other country; or

(iv) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of Bank or any principal thereof.

(e) There is not pending or threatened against Bank any litigation or proceeding, judicial, tax or administrative, the outcome of which might materially adversely affect the continuing operations of Company. .

8.	PROGRAM FEES AND COMPENSATION

8.1 FiCentive Compensation. In consideration of FiCentive’s marketing and distribution of Cards issued by Bank under this Agreement, Bank will pay to TransCard, and TransCard will pay to Bank, those fees and charges provided under the Sponsorship Agreement between TransCard and Bank. The terms of Company’s separate Agreement For Services with TransCard will operate to compensate Company for its services rendered hereunder. Company acknowledges and agrees that Bank’s compliance with the Sponsorship Agreement shall fulfill any and all obligations of Bank to compensate FiCentive for the services provided under this Agreement. Company further acknowledges and agrees that the provisions set forth in the Sponsorship Agreement may be amended by Bank and TransCard from time to time in their sole discretion and without prior approval of Company.

8.2 Set-Off Authorization. Company hereby grants and authorizes Bank to exercise a right of set-off against any sums due to TransCard related to this Agreement for any losses or other sums due Bank hereunder, including but not limited to any sums due pursuant to Section 3.9 of this Agreement.

9.	TERM OF AGREEMENT

9.1 Term and Termination of Agreement Without Cause. The term of this Agreement shall commence from the Effective Date as stated therein, and shall continue through September 14, 2014 (the “Initial Term”), unless terminated earlier as provided below. After the Initial Term, this Agreement shall automatically extend for additional one-year periods (each a “Renewal Term”). Either Party may terminate this Agreement at the end of the Initial Term or at the end of a Renewal Term by providing written notice to the other at least ninety (90) days in advance of the expiration of the Initial Term or such Renewal Term, or as provided below.

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9.2 Termination of Agreement or For Cause.

(a) Either Party shall have the right to terminate this Agreement for cause:

(i) In the case of any breach of any duty or obligation under this Agreement (excluding Load Failures), but only if the breach continues for a period of ten (10) days after the breaching Party receives written notice from the other Party specifying the breach. In the case of any breach based on a Load Failure in excess of the Reserve Account, but only if the breach continues for a period of more than two (2) business days after Company receives written notice from Bank specifying the Load Failure. In the event such breaches are not cured during the specified period, then this Agreement may be terminated.

(ii) In the case of a breach of any duty or obligation under this Agreement not involving the payment of money, (so long as such breach is not due to the actions or inaction of the terminating Party) but only if the breach continues for a period of ten (10) days after the breaching Party receives written notice from the non-breaching Party specifying the breach. In the event such breach is not cured during the period, then this Agreement may be terminated.

(iii) Repeated breach of the same provision of the Agreement within any twelve (12) month time shall not entitle the breaching party to additional cure periods. In the event of a subsequent breach of the same provision within twelve (12) months, the non-breaching Party may terminate this Agreement immediately upon written notice.

(iv) Upon termination of either the Agreement For Services or the Sponsorship Agreement unless Bank and Company mutually agree to continue the Program through a new Processor.

(b) Either Party may immediately terminate this Agreement upon written notice to the other in the event of the following:

(i) Discovery that any financial statement, representation, warranty, statement or certificate furnished to it by the other Party in connection with or arising out of this Agreement is materially adverse to the terminating Party and intentionally untrue as of the date made.

(ii) Subject to Applicable Law the commencement by either Party of any proceeding or filing of any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law; application for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets; a general assignment for the benefit of creditors; or taking corporate action for the purpose of effecting any of the foregoing.

(iii) Subject to Applicable Law, the commencement by either Party of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking: relief in respect of the other Party, or of a substantial part of its property or assets under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; the appointment of a receiver, trustee, custodian, sequestrator or similar office for the other Party or for a substantial part of its property or assets; or the winding up or liquidation, of the other Party, if such proceeding or petition shall continue un-dismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days.

(iv) Upon any change to or enactment of any Applicable Law or Rules which would render any portion of the Program illegal, or otherwise have a material adverse effect upon the Program; provided however that if such change does not materially affect a particular Program, that unaffected Program and this Agreement with respect thereto shall not be terminated.

(v) Upon direction from any Regulatory Authority to cease or materially limit performance of the obligations under this Agreement, or upon the conclusion of Bank’s board of directors that the continued performance by Bank is consistent with safe and sound banking practices.

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9.3 Company Purchase Options; Bank Wind-down or Retention.

(a) Company Transfer Option. Company shall have the right, subject to the notice requirements herein, to purchase all of the Cardholder Accounts and direct their transfer to a successor qualified financial institution upon expiration of the applicable term of this Agreement or termination by Company for cause under Section 9.2(a). Written notice of Company’s decision to exercise this option shall be given to Bank at least thirty (30) days prior to termination of this Agreement after expiration of the applicable term under Section 9.1. In the event Company seeks to exercise this option based upon Company’s termination of the Agreement for cause under Section 9.2(a), Company shall provide written notice of its decision to exercise its option to Bank hereunder within ten (10) business days of notifying Bank of termination of the Agreement under such section. Company may only exercise its option set forth herein if Company is in compliance with all of the terms and conditions of this Agreement. In the event Company exercises its option to purchase the Cardholder Accounts, Company shall transfer the Cardholder Accounts within one hundred and eighty (180) days of the termination of the Agreement. Prior to the closing date, Company shall provide Bank with a detailed outline of its intentions in connection with the Cardholder Accounts, including the identity of the successor financial institution, the transition procedures for the transfer, and any other information reasonably requested by Bank. Company shall reimburse Bank for all expenses incurred by Bank in connection with the purchase of the Cardholder Accounts, including, but not limited to, any conversion costs or termination fees payable to any Processor with respect to the Cardholder Accounts, Bank’s reasonable attorneys’ fees incurred in connection with the transfer, and all  other reasonable out-of-pocket costs and expenses incurred by Bank in connection with the transfer of the Cardholder Accounts. Company shall ensure that all aspects of the transfer are accomplished in compliance with Applicable Law. Company shall remain in compliance with all provisions of this Agreement, including the maintenance of the appropriate balances in the Activity Account and the Reserve Account, and the timely payment of all other fees and sums called for under this Agreement through the date of transfer. Provided Company complies with the provisions of this subsection, the purchase price paid by Company to Bank in connection with the purchase of the Cardholder Accounts described herein shall be calculated as the product of 2 basis points (.0002) and the sum of outstanding balances in the Cardholder Accounts as of the date of closing and Bank shall transfer the Cardholder Account balances to the successor financial institution at closing.

9.4 Termination Assistance. In the event (i) Company fails to provide timely effective notice of its intent to transfer the Cardholder Accounts as set forth in subsection (a) of this Section 9.3, (ii) Company fails to close its transfer of the Cardholder Accounts within one hundred and eighty (180) days after termination of the Agreement, or (iii) the Agreement is terminated by Bank pursuant to Section 9.2(a) or 9.2(b), Bank may at its sole discretion terminate the Cardholder Agreements, continue the same and retain the benefits thereof, or sell the Cardholder Accounts (and all rights and benefits thereof) to a successor company. Unless Bank elects to continue the Cardholder Agreements or sell the same to a third party, this Agreement shall continue in full force and effect until all Cardholder Agreements are terminated, but in no event exceeding one hundred and eighty (180) days from the termination of this Agreement. During said time, Bank shall be entitled to withhold and pay directly all Program expenses from Program Revenues including the costs of all necessary servicing and processing for the Cards. In such event, Bank shall have no further obligation to accept any new Cardholder Accounts from Company. In the event Bank elects to continue the Cardholder Accounts or sell the same to a third party, Bank shall so notify Company and Company’s rights in connection with the Cardholder Accounts originated under this Agreement shall thereafter be immediately terminated. In such event, however, Company shall remain liable for any obligations owed to Bank under this Agreement. Upon termination of this Agreement, and repayment in full of all obligations of Company owed to Bank, and Bank’s reasonable determination that no additional sums are likely to be owed by Company to Bank in connection with this Agreement, Bank shall return any remaining amount held in the Reserve Account to Company.

9.5 Damages Upon Early Termination. The Parties agree that the pricing under this Agreement was determined by mutual agreement based upon certain assumed volumes of processing activity and the length of the Term of this Agreement. The Parties further agree that it would be difficult or impossible to ascertain Bank’s actual damages for breach of this Agreement by Company resulting in a termination of this Agreement before the end of the Term without cause under Section 9.2. The Parties further agree that in the event of such termination, the Bank is entitled to: (i) all fees earned but not paid prior to the date of termination, (ii) any direct costs incurred as a result of the termination, deconversion and/or change-over; and (iii) an amount equal to the monthly minimum amounts set forth in the Prepaid Card Program Agreement multiplied by the number of months then remaining in the Initial Term or Renewal Term. Company agrees this is a reasonable estimation of the actual damages Bank would suffer if Bank did not receive the expected benefits to be derived from this Agreement for the full Term. Company shall pay Bank said sum directly and Company acknowledges and agrees that TransCard shall have no responsibility for Company’s obligations as set forth in this Section 9.4. Each Party acknowledges and agrees, after taking into account the terms of this Agreement and all relevant circumstances at the date hereof, that the liquidated damages payable under this Section 9.4 represents a reasonable and genuine pre-estimate of the damages which would be suffered by Bank in the event of early termination of this Agreement and does not constitute a penalty. The Parties agree that the payments contemplated under this Section 9.4 shall fully satisfy any financial obligations from Company to Bank as contemplated. Nothing in this Agreement shall limit the right of any Party to this Agreement to seek injunctive relief, to the extent available, with respect to breaches of this Agreement.

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10.	CONFIDENTIALITY

10.1 Confidential Information. The term “Confidential Information” shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (a) a Party (“Discloser”) discloses, in writing, orally or visually, to the other Party (“Recipient”) or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to (i) the Discloser, (ii) in the case of Company, Bank and its customers and or associates, or (iii) consumers who have made Sensitive Customer Information available to Bank and/or Company. “Sensitive Customer Information” shall include “non-public personal information” as defined in the Gramm-Leach-Bliley Act and implementing regulations; including, without limitation, a consumer customer’s name, address, or telephone number in conjunction with the customer’s social security number, driver’s license number, account number, credit or debit card number, or a personal identification number or password that would permit access to the customer’s account, or any combination of components of customer information that would allow someone to log onto or access a customer’s account, such as a username and password, password and account number, transaction information regarding the Cardholder Account, or any other information provided to Bank or Company by a consumer in connection with the Program.

10.2 Sensitive Customer Information. Company acknowledges that Bank has a legal responsibility to its customers to keep Sensitive Customer Information strictly confidential in accordance with Applicable Law. Bank acknowledges that Company has a responsibility to do likewise. In addition to the other requirements set forth in this Section regarding Confidential Information, Sensitive Customer Information shall also be subject to the additional restrictions set forth in this Subsection. The Recipient shall not disclose or use Sensitive Customer Information other than to carry out the purposes for which the Discloser or one of its affiliates disclosed such Sensitive Customer Information to Recipient. Recipient shall not disclose any Sensitive Customer Information other than on a “need to know” basis and then only to: (a) affiliates of Discloser; (b) its employees or officers; (c) affiliates of Recipient provided that such affiliates shall be restricted in use and re-disclosure of the Sensitive Customer Information to the same extent as Recipient; (d) to carefully selected subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, and consultants hired or engaged by Recipient, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; or (f) pursuant to the exceptions set forth in 15 U.S.C. 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the term and after the termination of this Agreement. For the purposes of this Section, Cardholders shall be considered customers of Bank.

10.3 Compliance with Privacy Laws. Each Party shall comply with Applicable Law with regard to privacy of Sensitive Customer Information.

10.4 Disclosure to Employees and Agents. Each of the Parties, as Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than other than on a “need to know basis” and then only to: (a) its employees and officers; (b) subcontractors and other third-Parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; (c) independent contractors, agents, and consultants hired or engaged by Bank, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section shall require any notice or other action by Bank in connection with request or demands for Confidential Information with request by any Regulatory Authority.

10.5 Information Security. Each Party warrants that it has established an information security program which contains appropriate measures designed to (i) ensure the security and confidentiality of Sensitive Customer Information; (ii) protect against any unanticipated threats or hazards to the security or integrity of such information; and (iii) protect against the unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. In the event a Party discovers any unauthorized access to any Sensitive Customer Information, such Party shall take appropriate actions to address such unauthorized access, including but not limited to promptly notifying the other Party of any such incident.

10.6 Return/Destruction of Materials. Upon the termination of this Agreement, or at any time upon the request of a Party, the other Party shall return or at the requesting Party’s election, destroy, all Confidential Information, including Customer Information, in the possession of such Party or in the possession of any third party over which such Party has or may exercise control.

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10.7 Exceptions. With the exception of the obligations related to Customer Information, the obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a Party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a Party from a third party without the obligation of confidentiality.

10.8 Media Releases. All media releases, public announcements and public disclosures by either Party, or their representatives, employees or agents, relating to this Agreement or the name or logo of Company, Bank, any Bank affiliate or supplier, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof unless required by law.

11.	INSURANCE

11.1 Company. Without limiting Company’s liability to Bank or third parties, Company shall maintain comprehensive or commercial general liability insurance, including coverage for products, completed operations, and blanket contractual liability for obligations undertaken by Company under this Agreement. Such comprehensive general liability insurance shall provide for minimum combined bodily injury and property damage coverage limits of $1,000,000 per occurrence or $2,000,000 aggregate and name the Bank as additional insured. In addition, the Company will obtain and maintain in force a comprehensive crime policy including employee dishonesty/fidelity coverage for all Company employees, officers and agents, with fidelity coverage limits of not less than $1,000,000 per occurrence. The policy shall also include Bank and its directors, officers, employees and agents as additional insured with respect to the work or operations done in connection with this Agreement. Coverage will include the processing provided by the Company and/or any third parties Company chooses to maintain, emboss or distribute cards. A copy of such policy or suitable evidence of insurance must be provided to Bank. All policies (providing that such insurance is primary to any liability insurance carried by Bank) must be with insurance carriers that have an A.M. Best rating of “A” or better or otherwise acceptable to Bank. The Certificate will also provide that any such policy may not be terminated or materially modified without the Insurer giving thirty (30) days prior written notice to both the Bank and Company.

11.2 Data Security Insurance. Company shall maintain, throughout the term of this Agreement, an appropriate insurance policy or policies providing coverage in the event of a loss of confidential data by Company, including Customer Information. The policy or policies shall have combined single limits of not less than $1,000,000 per occurrence or $2,000,000 in aggregate. The coverage shall name Bank as an additional insured and joint payee. Company shall provide such policies of insurance to Bank for Bank’s review and approval. The insurance policies must also provide that any policy may not be terminated or materially modified without thirty (30) days prior written notice to both Bank and Company.

12.	LIMITATION OF LIABILITY

12.1 No Special Damages. UNLESS OTHERWISE AGREED, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH PARTY HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT.

12.2 Disclaimers of Warranties. BANK SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MARKETABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.

12.3 Liabilities of Company for Network and Regulatory Claims. Company shall be liable to Bank for any and all liabilities and every loss, claim, demand, and cause of action (including, without limitation, the cost of investigating the claim, the cost of litigation and reasonable attorneys’ fees, whether or not legal proceedings are instituted and whether paid or incurred (“Loss”), as the case may be) by or on behalf of any Cardholder as a result of Company’s failure to comply with the Rules or Applicable Law; provided, however, that the foregoing shall not apply to any Loss resulting from Company’s compliance with any written instructions or guidance given to it by the Bank, or any Bank-specific approvals provided hereunder and Bank shall indemnify and hold Company for any such Loss addressed against Company as a result thereof.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

13.	GENERAL PROVISIONS

13.1 Indemnification.

(a) Company covenants and agrees to indemnify and hold harmless Bank, its parent, subsidiaries or affiliates, and their respective officers, directors, employees and permitted assigns, as such, against any direct losses or expenses arising from any legal action, claim, demand or proceedings brought against any of them by any third party as a result of any misrepresentation, breach of warranty, Cardholder claim, or failure to fulfill a covenant of this Agreement on the part of Company, breach of any agreement with Processor, any act or omission of Company or its providers, including any Processors, merchants, Program affiliates, or any other person or entity, which violates any by-laws, Rules, or Applicable Law, any claim relating to obligations owed to or by Company or any third party retained by it, or any claim by a Cardholder or prospective Cardholder relating to the Program; provided, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Bank, (ii) gross negligence, willful misconduct or bad faith by Bank, (iii) the failure of Bank to comply with, or to perform its obligations under, this Agreement or (iv) Company’s compliance with any written instructions or guidance given to it by Bank or any Bank-specific approvals provided hereunder.

(b) Bank covenants and agrees to indemnify and hold harmless Company and its parent, subsidiaries or affiliates, and their respective officers, directors, employees, and permitted assigns, as such, against any direct, losses or expenses arising from any legal action, claim, demand, or proceedings brought against any of them as a result of any misrepresentation, breach of warranty or failure to fulfill a covenant of this Agreement on the part of Bank, any act or omission of Bank or its providers which violates any law, by-laws or Applicable Law, or any claim relating to obligations owed to or by Bank or any third party retained by it (except to the extent that Company has agreed to fulfill such obligation under this Agreement); provided, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Company or its representatives, (ii) gross negligence, willful misconduct or bad faith by Company or its representatives, or (iii) the failure of Company or its representatives to comply with, or to perform its obligations under, this Agreement, or (iv) Company’s failure to comply with any written instructions or guidance given to it by Bank or any Bank-specific approvals provided hereunder.

(c) If any claim or demand is asserted against any Party or Parties (individually or collectively, the “Indemnified Party”) by any person who is not a Party to this Agreement in respect of which the Indemnified Party may be entitled to indemnification under the provisions of subsections (a) or (b) above, written notice of such claim or demand shall promptly be given to any Party or Parties (individually or collectively, the “Indemnifying Party”) from whom indemnification may be sought. The Indemnifying Party shall have the right, by notifying the Indemnified Party within ten (10) days of its receipt of the notice of the claim or demand, to assume the entire control (subject to the right of the Indemnified Party to Participate at the Indemnified Party’s expense and with counsel of the Indemnified Party’s choice) of the defense, compromise or settlement of the matter, including, at the Indemnifying Party’s expense, employment of counsel of the Indemnifying Party’s choice. Any counsel retained by the Indemnifying Party for such purposes shall be reasonably acceptable to the Indemnified Party. The Indemnifying Party shall institute and maintain any such defense diligently and reasonably and shall keep the Indemnified Party fully advised as to the status thereof. If the Indemnifying Party gives notice to any Indemnified Party that the Indemnifying Party will assume control of the defense, compromise or settlement of the mailer the Indemnifying Party will be deemed to have waived all defenses to the claims for indemnification by the Indemnified Party with respect to that matter. The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party so elects to assume such defense, but the fees and expense of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party; (ii) such Indemnified Party shall have reasonably concluded that the interests of such parties are conflicting such that it would be inappropriate for the same counsel to represent both parties or shall have reasonably concluded that the ability of the parties to prevail in the defense of any claim are improved if separate counsel represents the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), and in either of such events such reasonable fees and expenses shall be borne by the Indemnifying Party; and (iii) the Indemnifying Party shall have reasonably concluded that it is necessary to institute separate litigation, whether in the same or another court, in order to defend the claims asserted against it; or (iv) the Indemnifying Party shall have not employed counsel reasonably acceptable to the Indemnified Party to take charge of the defense of such action after electing to assume the defense thereof. Any damages to the assets or business of the Indemnified Party caused by a failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner, after the indemnifying Party has given notice that it will assume control of the defense, compromise or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.

(d) The provisions of this Section 13.1 and of Section 13.2 shall survive termination or expiration of this Agreement.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

13.2 Disclosure.

(a) Each Party shall promptly notify the other of any action, suit, proceeding, facts and circumstances, and the threat of reasonable prospect of same, which might give rise to any indemnification hereunder or which might materially and adversely affect either Party's ability to perform this Agreement.

(b) Each Party represents and warrants to the other that it has no knowledge of any pending or threatened suit, action, arbitration or other proceedings of a legal, administrative or regulatory nature, or any governmental investigation, against it or any of its affiliates or any officer, director, or employee which has not been previously disclosed in writing and which would materially and adversely affect its financial condition, or its ability to perform this Agreement.

13.3 Legal Compliance. Each Party represents and warrants to the other that it is familiar with the requirements of Applicable Law relating to its obligations under this Agreement and agrees that it will comply, in all material respects, with such Applicable Law relating to its activities under this Agreement. Notwithstanding the foregoing, this Section 13.3 shall not alter the direct responsibilities of the parties as provided in this Agreement to warrant compliance in connection with specific aspects of the Program.

13.4 Relationship of Parties. Bank and Company agree they are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, Bank and Company to be treated as partners, joint ventures, or otherwise as joint associates for profit.

13.5 No Exclusivity. Nothing in this Agreement shall prohibit Bank or Company from operating any other programs in addition to the Program.

13.6 Regulatory Examinations and Financial Information. Company agrees to submit to any examination which may be required by any Regulatory Authority with audit and examination authority over Bank, to the fullest extent of such Regulatory Authority. Company shall also provide to Bank any information, which may be required by any Regulatory Authority in connection with their audit or review of Bank or the Program and shall reasonably cooperate with such Regulatory Authority in connection with any audit or review of Bank. Company shall also secure and contractually protect the right of Bank and any Regulatory Authority to audit the books and records of any Processor or other third party service provider involved in the Program. Company shall furnish Bank, at Company’s expense, with audited financial statements prepared by a certified public accountant. Company shall also provide such other information as Bank, Regulatory Authorities, or the Network may from time to time reasonably request with respect to the financial condition of Company and such other information as Bank may from time to time reasonably request with respect to third Parties contracted with Company. Nothing in this Agreement shall limit the right of any Party to this Agreement to seek injunctive relief, to the extent available, with respect to breaches of this Agreement.

13.7 Governing Law. This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of Minnesota. Each Party hereby submits to the jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

13.8 Severability. In the event that any part of this Agreement is deemed by a court, Regulatory Authority, or other public or private tribunal of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement unless such invalid or unenforceable provisions are material terms or provision of this Surety Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

13.9 Force Majeure.

(a) No Party is liable for failure to perform that Party's obligations if such failure is as a result of Acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, government sanction, blockage, embargo, labor dispute, strike, lockout or interruption or failure of electricity or telephone service.

(b) If either Party asserts Force Majeure as an excuse for failure to perform that Party's obligation, then the nonperforming Party must prove that the Party took commercially reasonable steps to minimize delay or damages caused by foreseeable events, that the Party substantially fulfilled all non-excused obligations, and that the other Party was timely notified of the likelihood or actual occurrence of an event described in subsection (a) of this Section 13.9.

13.10 Survival. All representations and warranties herein shall survive any termination or expiration of this Agreement.

13.11 Successors and Third Parties. Except as limited by Section 13.12, this Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns.

13.12 Assignments. The rights and obligations of Company under this Agreement are personal and may not be assigned either voluntarily or by operation of law, without prior written consent from Bank. Bank may assign this Agreement to any affiliated entity or such other federally-insured financial institution upon reasonable notice to Company.

13.13 Notices. All notices, requests and approvals required by this Agreement shall be in writing addressed/directed to the other Party at the address and facsimile set forth below, or at such other address of which the notifying Party hereafter receives notice in conformity with this section. All such notices, requests, and approvals shall be deemed given upon the earlier of receipt of facsimile transmission during the normal business day or actual receipt thereof. All such notices, requests and approvals shall be addressed to the attention of:

Bank to:	University National Bank
200 University Avenue West
St. Paul, MN 55103
Attention: e-Banking Product Manager
Fax No.: 651.259.2206

With a copy to:	Keith A. Gauer, Esq.
Davenport, Evans, Hurwitz & Smith, L.L.P.
206 West 14th Street
P.O. Box 1030
Sioux Falls, SD 57101-1030
Fax No.: 605.335.3639

Company to:	Payment Data Systems
12500 San Pedro, Suite 120
San Antonio, Texas 78216
Attn: Louis Hoch

With a copy to:	Eric A. Pullen
Pulman, Cappuccio, Pullen & Benson
2161 N.W. Military Highway, Suite 400
San Antonio, Texas 78213

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

13.14 Waivers. Neither Party shall be deemed to have waived any of its rights, power, or remedies hereunder except in writing signed by an authorized agent or representative of the Party to be charged. Either Party may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of the other Party to be performed or complied with. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

13.15 Entire Agreement; Amendments. This Agreement constitutes the entire Agreement between the Parties and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought.

13.16 Counterparts. This Agreement may be executed and delivered by the Parties in counterpart, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

13.17 Disputes.

(a) Cooperation to Resolve Disputes. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration and performance of the provisions or obligations of this Agreement that are the subject of the Dispute.

(b) Arbitration. Any Dispute which cannot otherwise be resolved as provided in paragraph (a) above, shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Network, and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed upon by the Parties, or in the absence of such agreement within thirty (30) days from the first referral of the dispute to the American Arbitration Network, designated by the American Arbitration Network. The place of arbitration shall be St. Paul, Minnesota, unless the Parties shall have agreed to another. The arbitral award shall be final and binding. The Parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (i) to compel arbitration, (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and (iv) to enforce any decision of the arbitrator, including the final award. In no event shall either Party be entitled to punitive, exemplary or similar damages.

(c) Confidentiality of Proceedings. The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law, provided however that Bank is permitted to disclose the proceedings to accountants, legal counsel and professional advisors. To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by any laws or regulations.

13.18 Communication. Company and Bank may rely in good faith on any document, electronic file or other electronic or telephonic communication of any kind, which appears bona fide, submitted by any appropriate person respecting any matters arising hereunder.

13.19 Set-Off and Other Bank Remedies. In the event of any failure by Company to perform any of its obligations hereunder, Bank shall have all rights and remedies available to it at law or in equity except as otherwise provided herein. Without limiting the generality of the foregoing, Company grants to Bank a contractual security interest in, and acknowledges that Bank shall have a contractual and statutory right of set-off against, any and all accounts, funds, monies, and other properties of Company at Bank or which come into possession of Bank for the purpose of satisfying the obligations of Company hereunder. Bank’s right of setoff shall include all sums owed to TransCard in connection with fees relating to Cards issued under this Agreement. Company agrees that none of Company’s deposits at Bank shall be considered “special” deposits unavailable for set-off by Bank unless Bank has specifically so agreed in a separate writing. Company further agrees that the rights and remedies of Bank described herein are in addition to all other rights which Bank may have at law or equity.

13.20 Headings. The various captions and section headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement. To the extent possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without rendering invalid, illegal, or unenforceable the remainder of such provision or the remaining provisions of this Agreement.

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

IN WITNESS WHEREOF, this Agreement is executed by the Parties’ authorized officers or representatives and shall be effective as of the date first above-written.

FICENTIVE, INC.	UNIVERSITY NATIONAL BANK

By:	By:
Name:	Name:
Title:	Title:

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THE TERMS OF THIS AGREEMENT ARE CONFIDENTIAL.
Rev. August 2011 © 2010 University National Bank, St. Paul, MN

LIST OF EXHIBITS

Exhibit A	Form of Program Addendum

Exhibit B	Form of Surety Agreement

Exhibits

1

Surety Agreement

To induce University National Bank, a federally-chartered financial institution, with offices at 200 University Avenue West, St. Paul, Minnesota 55103 ("Bank"), to enter into the Prepaid Card Program Agreement (the “Agreement”) with FiCentive, Inc., a Nevada corporation, whose principal office is located at 12500 San Pedro, Suite 120, San Antonio, TX 78216 (“Company”), the undersigned (each jointly and severally if more than one and referred to as "Surety") agrees as follows:

1.           Undertaking as Surety.  Surety unconditionally guarantees to Bank, and becomes surety for the prompt, full and faithful payment, performance and discharge of each and every term, condition, agreement, undertaking, representation, warranty and provision on the part of Company contained in the Agreement, and any other document executed or delivered by Company to Bank in connection therewith or any modification, amendment or substitution thereof, including, fees, charges and expenses reimbursable by Company to Bank  (collectively the "Obligations");

2.           Continuing Suretyship.  This Surety Agreement shall be a continuing one and shall be binding upon Surety regardless of how long before or after the date hereof any of the Obligations is or was undertaken.

3.           Extent of Surety’s Liability. Surety’s liability hereunder shall be limited to the terms of the Obligations. Bank may apply any payment received on account of the Obligations in such order as Bank, in its sole discretion, may elect.

4.           Unconditional Liability.  Surety’s liability hereunder is absolute and unconditional and shall not be reduced, diminished, released or affected in any way by reason of:  (a) any failure of Bank to obtain, retain, or preserve, or the lack of enforcement of, any rights against any person, firm or entity (including, without limitation, any Obligor, except that Bank shall use commercially reasonable efforts to attempt to enforce its rights against Company) or in any property (including, without limitation, any deposit securing any of the Obligations); (b) any delay in enforcing or any failure to enforce such rights unless such delay results in the Bank’s failure to comply with any applicable Statute of Limitations; (c) any delay in making demand on any Obligor for performance or payment of any part or all of the Obligations, unless such delay results in the Bank’s failure to comply with any applicable Statute of Limitations; or (d) future changes in conditions, including changes of law or with respect to the execution and delivery of any Obligations between Company and Bank.

5.           Waivers.  Except as noted herein, Surety waives all notices whatsoever with respect to this Surety Agreement and the Obligations including, without limitation: notice of the present existence or future incurring of Obligations and the amount, terms and conditions thereof. Surety specifically does not waive any notice of an event of default thereon. To the extent permitted by applicable law, Surety hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of Surety hereunder including: (a) all defenses whatsoever to Surety’s liability hereunder: (b) any right to stay of execution or exemption of property in any action to enforce the liability of Surety hereunder; and (c)  THE RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING HEREFROM OR IN CONNECTION HEREWITH and any rights established by statute or otherwise to require Bank to institute suit against Company or to exhaust its rights and remedies first against such Company, Surety being bound to the payment of each and all of the Obligations of  Company to Bank as fully as if such Obligations were directly owing to Bank by Surety.

6.           Events of Default.  Upon the occurrence of any of the following events (“Events of Default”), the Obligations shall, at Bank’s sole option, and without the necessity of giving any prior written or other notice to Surety except for the notice of Event of Default, be deemed to be due and payable if the Company and/or Surety have not cured such Event of Default within fifteen (15) days after such written notice. Events of Default shall include: (a) the occurrence of an Event of Default or the breach of any material obligation under the Obligations after the expiration of all applicable grace periods; (b) if Surety becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against Surety under any provision of any state or federal law or statute alleging that Surety is insolvent or unable to pay debts as they mature, or under any provision of the United States Bankruptcy Code; (c) the entry of any judgment against Surety which remains unsatisfied for thirty (30) days unless stayed pending appeal or the issuing of any attachment, levy or garnishment against any property of Surety unless execution stayed within thirty (30) days from attachment, levy or garnishment; (d) the dissolution, merger, consolidation or reorganization of Surety, if Surety is not a natural person, without the express prior written consent of Bank; (d) if any information now or hereafter furnished to Bank by Surety or delivered to Bank by any Obligor in connection with any of the Obligations should be materially false or incorrect; or (e) the failure of Surety to promptly furnish to Bank such financial and other information as Bank may reasonably request or require from time to time.

Exhibits

2

7.           Bank’s Rights Upon Default.  Upon the occurrence of any Events of Default and the required notice period as set forth in Section 6, Bank may, without the necessity of giving any prior written or other notice to Surety:  (a) exercise all of its rights and remedies under any agreement, instrument, or document issued in connection with or arising out of or relating to any of the Obligations; and (b) initiate any other legal action on this Surety Agreement and/or any of the Obligations.

8.           Payment of Costs and Attorneys’ Fees.  Company agrees to pay the Bank’s reasonable attorneys’ fees in connection with any successful litigation to enforce Company’s obligations under this Agreement.

9.           Reaffirmation of Surety’s Obligations. Surety agrees that it will promptly execute and deliver to Bank written reaffirmation of Surety’s obligations hereunder, if so requested by Bank from time to time.  Surety’s absolute obligation to make such reaffirmations is not to be construed to infer an absence of liability on Surety’s behalf in any instance in which Surety is not asked to reaffirm (or fails to reaffirm) its obligations notwithstanding any modification of the Company’s Obligations to Bank.

10.         Address of Surety.  Warrants that the address set forth below immediately following Surety’s name and signature, is Surety’s current and correct address and principal place of business (if Surety is a corporation, limited liability company, partnership, or other legal entity), and agrees to notify Bank, in the manner set forth below, within three (3) days of any change in Surety’s address.

11.         Notice to Bank by Surety.   Any notice to Bank by Surety pursuant to the provisions of this Surety Agreement shall be sent by certified mail, return receipt requested, addressed as follows:

University National Bank
200 University Avenue West
St. Paul, MN  55103
Attn:  Nichol L. Beckstrand

With a copy to:
Keith A. Gauer
Davenport, Evans, Hurwitz & Smith, LLP
PO Box 1030
206 W. 14th Street
Sioux Falls, SD 57101-1030

Notice to Surety by Bank.  Any notice to Surety by Bank pursuant to the provisions of this Surety Agreement shall be sent by certified mail, return receipt requested, addressed as follows:

Payment Data Systems
12500 San Pedro, Suite 120
San Antonio, Texas 78216
Attn: Louis Hoch

With a copy to:
Eric A. Pullen
Pulman, Cappuccio, Pullen & Benson
2161 N.W. Military Highway, Suite 400
San Antonio, Texas 78213

Exhibits

3

12.         Miscellaneous Provisions.  The term "Surety" as used in this Surety Agreement refers individually and collectively to all persons or entities executing this Surety Agreement as Surety, and all persons or entities executing this Surety Agreement as Surety shall be bound jointly and severally by the terms and provisions of this Surety Agreement. Further, the term "Surety" as used in this Surety Agreement shall have the meaning given to that term in the Restatement of the Law (Third) of Suretyship and Guaranty. All representations, warranties and agreements of Surety made in connection with this Surety Agreement shall bind Surety's personal representatives, heirs, successors and assigns and other legal representatives, and shall inure to the benefit of Bank, its endorsees, successors and assigns forever. If any provision of this Surety Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Surety Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Except as set forth herein, the failure of Bank to exercise any right or remedy to which it may be entitled upon or after the occurrence of any Event of Default shall not be deemed to be a waiver of that or any subsequent Event of Default. The rights and remedies of Bank under this Surety Agreement and the Obligations shall be in addition to any other rights and remedies available to Bank at law or in equity, all of which may be exercised singly or concurrently. Surety represents and warrants that under the law of the place of its organization (if not a natural person), and its organizational and other governing documents, it has the power and legal capacity to enter into this Surety Agreement and that all corporate, company, partnership or other action necessary for it to enter into, execute and deliver this Surety Agreement has been taken. Surety further warrants that its making of this Surety Agreement is not in violation of any agreement, understanding, covenant, order, judgment, decree or regulation to which it or any of its property is subject. This Surety Agreement has been delivered to and accepted by Bank in the State of Minnesota. This Surety Agreement shall be governed by the laws of the State of Minnesota. The parties agree to the exclusive jurisdiction of the federal and state courts located in Minnesota in connection with any matter arising hereunder, including the collection and enforcement hereof, except as Bank may otherwise elect. In the event that this Surety Agreement is preceded or followed by any other guaranty or surety agreement(s), all rights granted Bank in such agreement(s) shall be deemed to be cumulative. Surety intends this to be a sealed instrument and to be legally bound hereby.

IN WITNESS WHEREOF, this Surety has duly executed this Surety Agreement on this ____ day of ______, 2011.

Surety:

Payment Data Systems, Inc.

By:

Its:

Address of Surety:
12500 San Pedro, Suite 120
San Antonio, TX 78216

Exhibits

4